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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549

                                 Form 8-K

                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 4, 1999
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                             WesBanco, Inc.
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             (Exact name of registrant as specified in its charter)


     West Virginia                    0-8467                55-0571723
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(State or other jurisdiction       (Commission          (IRS Employer
   of incorporation)                File Number)        Identification No.)


     1 Bank Plaza, Wheeling, WV                               26003
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code       (304) 234-9000
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Former name or former address, if changed since last report  Not Applicable
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Item 5 - Other Events

     On June 4, 1999, the WesBanco Executive Committee of the Board of Directors approved a plan to repurchase up to 1,000,000 shares of WesBanco common stock on the open market. The timing, price and quantity of purchases will be at the discretion of the Corporation and the program may be discontinued or suspended at any time.

     On June 7, 1999, WesBanco announced the sale of its credit card portfolio to Inficorp, of Atlanta, Georgia. As of the sale date the credit card portfolio had receivables of approximately $15 million. WesBanco recorded a gain of approximately $3 million in the sale.


Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

     c) Exhibits

        99.1 - Press release dated June 4, 1999, regarding a stock repurchase program to purchase up to 1,000,000 shares of WesBanco common stock.

        99.2 - Press release dated June 7, 1999, regarding the sale of WesBanco's credit card portfolio to an Atlanta, Georgia based financial company.


                                    Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WesBanco, Inc.
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                                          (Registrant)


June 17, 1999                             /s/ Edward M. George
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    Date                                  Edward M. George
                                          President & Chief Executive Officer